UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 11, 2010

CONVERTED ORGANICS INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33304	204075963
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

137A LEWIS WHARF, BOSTON, Massachusetts		02110
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-624-0111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On June 11, 2010, the Company received notice that an amended complaint had been filed with the Middlesex County Superior Court of New Jersey (the "Court"), captioned Lefcourt Associates, Ltd. et al. v. Converted Organics of Woodbridge, LLC et al., Docket # C-166-10 (the "Complaint"). The Complaint alleges private and public nuisances, negligence, continuing trespasses, consumer common-law fraud and violations of New Jersey Environmental Rights Acts in connection with odors emanating from the Company's Woodbridge facility and our alleged, intentional failure to disclose to adjacent property owners that our operations may cause air pollution. The Complaint seeks enjoinment from all operations that cause or contribute to the alleged pollution; compensatory and punitive damages; counsel fees and costs of suit; revocation of the Recycling Center General Approval for Class C Recyclable Materials for food waste; revocation of the Air Quality Control Permits; compliance with all air pollution statutes; regulations and ordinances, civil penalties for air pollution violations and any other relief the Court deems equitable and just.

The filing of this Complaint follows an administrative order settlement dismissing without prejudice the same matter that had been previously filed with the Court on May 19, 2009 (the "Order"). The Court issued the Order on April 12, 2010 after the plaintiff, Lefcourt, dismissed the case with the Court.

The Company has 35 days from the filing date of the Complaint to respond and the Company has retained counsel to prepare its response to the Complaint.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERTED ORGANICS INC.

June 14, 2010	By:	/s/ Edward J. Gildea

Name: Edward J. Gildea
Title: President and CEO